Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Exworth Union Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Exworth Union Inc. (the “Company”) as of September 30, 2022 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period March 16, 2022 (inception) through September 30, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Exworth Union Inc. as of September 30, 2022 and the results of its operations and cash flows for the period March 16, 2022 (inception) through September 30, 2022 in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York

December 19, 2022

We have served as the Company’s auditor since 2022.

EXWORTH UNION INC

BALANCE SHEET

SEPTEMBER 30, 2022

September 30,
2022
Assets
Cash	$267,748
Collateral receivable due from lender	2,158,254
Loan receivable	1,374,691
Accrued interest receivable	11,456
Total assets	$3,812,149

Liabilities and shareholders’ equity
Accounts payable and accrued expenses	$7,232
Note payable, net of unamortized origination fee of $12,439	1,376,137
Digital asset collateral due to customer	1,941,580
Deferred income tax liability	39,265
Total liabilities	3,364,214

Shareholders’ Equity
Common stock, $0.01 par value; 1,500 shares authorized; 1,100 shares issued and outstanding as of September 30, 2022	11
Additional paid-in capital	350,089
Retained earnings	97,835
Total shareholders’ equity	447,935
Total liabilities and shareholders’ equity	$3,812,149

See notes to financial statements.

EXWORTH UNION INC

STATEMENT OF INCOME

FOR THE PERIOD FROM MARCH 16, 2022 (INCEPTION) THROUGH SEPTEMBER 30, 2022

From March 16, 2022 (Inception) through September 30, 2022
(Unaudited)
Revenues
Interest income	$11,456
Total revenues	11,456

Operating expenses
Selling, general and administrative expenses	82,352
Total operating expenses	82,352
Loss from operations	(70,896)

Other income, net
Fair value adjustment on repledged collateral	216,674
Interest expense	(7,232)
Amortization of loan origination fee	(1,446)
Total other income, net	207,996

Income before income taxes	137,100
Income taxes	39,265

Net income	$97,835

Net income per share - basic and diluted	$88.94
Weighted average shares outstanding - basic and diluted	1,100

See notes to financial statements.

EXWORTH UNION INC

STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM MARCH 16, 2022 (INCEPTION) THROUGH SEPTEMBER 30, 2022

			Additional		Total
	Common Stock		Paid-in	Retained	Shareholders’
	Shares	Amount	Capital	Earnings	Equity
Balance at March 16, 2022 (inception)	-	$-	$-	$-	$-
Sale of Common Stock	1,100	11	350,089	-	350,100
Net income	-	-	-	97,835	97,835
Balance at September 30, 2022	1,100	$11	$350,089	$97,835	$447,935

See notes to financial statements.

EXWORTH UNION INC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MARCH 16, 2022 (INCEPTION) THROUGH SEPTEMBER 30, 2022

From March 16, 2022 (Inception) through September 30, 2022
Cash flows from operating activities:
Net income	$97,835
Adjustments to reconcile net income to net cash used in operating activities:
Fair value adjustment on repledged collateral	(216,674)
Deferred income tax expense	39,265
Change in operating assets and liabilities:
Interest receivable	(11,456)
Loan receivable, net	(1,374,691)
Accounts payable and accrued expenses	7,232
Net cash used in operating activities	(1,458,489)

Cash flows from financing activities:
Proceeds from note payable	1,376,137
Proceeds from sale of common stock	350,100
Net cash provided by financing activities	1,726,237

Net change in cash and cash equivalents	267,748

Cash, beginning of period	-
Cash, end of period	$267,748

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	-
Income taxes	-
Non-cash investing and financing activities
Non-cash collateral receivable due from lender and repledged collateral due to customer	$2,158,254

See notes to financial statements.

EXWORTH UNION INC

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD MARCH 16, 2022 (INCEPTION) THROUGH SEPTEMBER 30, 2022

Note 1 - Organization and Nature of Operations

Exworth Union Inc (the “Company”), a Delaware corporation, was formed on March 16, 2022. The Company provides loans that are collateralized by digital assets such as Bitcoin, and will accept other type of alternative assets such as eCommerce account receivables, recursive payments of subscriptions, IP and copyrights as collateral.

Loans are over-collateralized with digital assets the Company determines from time to time to be acceptable collateral. As of September 30, 2022, the digital assets the Company accepted as collateral included Bitcoin only. The Company’s target markets are individuals and commercial enterprises that hold digital assets and are seeking liquidity without selling their digital assets, with limited or no options to obtain credit line or business loans from conventional financial institutions. The Company provides term loans, up to two years, to these individuals and commercial enterprises.

The Company originates U.S. dollar denominated loans and offers loans to both individual and business borrowers who own digital assets and desire to borrow against such digital assets without selling their digital assets portfolio. Borrowers that receive loans from the Company are required to transfer a specified value of digital assets to the Company to be held as collateral and security for the repayment of the loans. Upon maturity and repayment of the loan, the digital asset collateral is returned to borrowers.

Also, under the loan agreements with borrowers, the Company has the right to repledge collateral. Borrower collateral may also be repledged to secure transactions, including short-term loans that the Company maintains with third parties for capital management purposes and market neutral trading strategies to generate investment returns. See Note 6 – Notes Payable for a description of these short-term loan arrangements.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America as determined by the Financial Accounting Standards Board (the “FASB”) within its Accounting Standards Codification (“ASC”) and under the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Use of Estimates

The most significant accounting estimates inherent in the preparation of the Company’s financial statements include calculations of the fair values of repledged borrowers’ digital asset collateral. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

The Federal Deposit Insurance Corporation (“EDIC”) insures accounts up to $250,000 per Federally insured institution. At September 30, 2022, the Company had $267,748 cash in one United States bank account.

Borrower Collateral and Custody Assets

The Company requires loans to have certain collateral levels at origination and throughout the term of the loan. The loan agreement with the borrower specifies that the borrower transfers and assigns to the lender absolutely all such collateral together with all rights and interests attached or accruing thereto (including without limitation accrued dividends and distributions declared, made or paid after the relevant date of delivery). Borrowers deposit the collateral into 3rd party designated custody wallet addresses that are under the control of the Company. Although the Company maintains control of the collateral, according to the loan agreement entered by and between the borrower and the Company, the borrower has unilateral ability to cause the Company to return the collateralized digital assets upon full repayment of the loan, related borrow fee and other applicable fees at maturity. As a result, the transfer of digital assets by borrower does not qualify as a sale and as such they are not included in the financial statements of the Company.

When a transfer of digital assets does not qualify as a sale, the transfer is to be accounted for as a secured borrowing with a pledge of collateral in accordance with ASC 310, Receivables (“ASC 310”). When the collateral is repledged by the Company to a lender, the Company records the collateral at fair value as “Collateral receivable” and “Digital asset collateral due to customers” on the Balance Sheet. The repledged collateral is remeasured at period end, with the change in fair value captured in the fair value adjustment on repledged collateral within the Statements of Income.

Allowance for Loan Loss

ASC 310, Receivables (“ASC 310”) and ASC 450-20, Contingencies – Loss Contingencies (“ASC 450”) address evaluating loan losses and impairments in loan portfolios. A company should recognize an allowance for loan loss when it is probable that the company will be unable to collect all amounts due, including both the contractual borrow fee and principal payments under the loan agreement. Based on current information and events, if it is probable that a loan loss has been or will be incurred and the amount of the loss can be reasonably estimated, a loan loss should be recorded.

The process for determining the amount of the allowance requires subjective and complex judgments about the future, including forecasts of economic or market conditions that might impair the ability of our borrowers to repay their loans. Changes in economic conditions affecting borrowers, revisions to accounting rules and related guidance, new qualitative or quantitative information about existing loans, identification of additional problem loans, changes in the size or composition of our finance receivables and loan portfolio, changes to our loss estimation techniques including consideration of forecasted economic assumptions, and other factors, both within and outside of our control, may require an increase in the allowance for loan losses.

The Company overcollateralizes its loans with digital assets, which allows the Company to liquidate the principal owed and limits market volatility in the event of a liquidation. At September 30, 2022, the Company had one loan receivable and this loan had a 71% Loan to Value (“LTV”) ratio. As a result, the Company recorded no allowance for loan loss as of September 30, 2022.

Borrow Fee

The Company offers U.S. Dollar loans collateralized by digital assets to a broad range of customers and generates revenue from interest income earned on loans. Revenue derived from the borrow fee on loans is outside the scope of ASC 606, Revenue from Contracts with Customers (“ASC 606”) and is recognized ratably over the life of the loan. The applicable borrow fee rates for loans will vary based on several factors including the originating loan-to-value ratio, loan duration and jurisdiction. Liquidation handling fees, late fees, stabilization fees, or conversion fees may apply in the case of a collateral sale and are recognized at the time the liquidation, late payment, stabilization, or conversion occurs.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. The Company currently has not filed its initial income tax returns.

Recently Issued Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequences of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financial statements properly reflect the change.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (ASC 326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022 for Emerging Growth Companies. The Company is currently in the process of assessing the impact of this new standard on its financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (ASC 740): Simplifying the Accounting for Income Taxes, which is part of the FASB’s initiative to reduce complexity in accounting standards. The proposed ASU eliminates certain exceptions to the general principles of ASC 740, Income Taxes, and simplifies income tax accounting in several areas. The implementation of this new standard applies to annual reporting periods beginning after December 15, 2021 and interim periods with fiscal years beginning after December 15, 2022 for Emerging Growth Companies. Early adoption is permitted. ASU 2019-12 has not had a significant effect on the Company’s financial statements.

Note 3 - Fair Value Measurement

The Company’s financial instruments include cash and cash equivalents, accounts payable, and accrued expenses, and notes payable. The fair values of cash and cash equivalents, accounts payable and accrued expenses, and notes payable approximate their stated amounts because of the short maturity of these financial instruments.

The following table presents the fair value hierarchy for those assets and liabilities the Company measured at fair value on a recurring basis:

	September 30, 2022
	Fair Value Measurements
	Level 1	Level 2	Level 3
Liabilities
Digital asset collateral due to customer	$-	$1,941,580	$-

Note 4– Collateralized Loans Receivable and Allowance for Loan Losses

As of September 30, 2022, the Company had one loan receivable in the principal amount of $1,374,691. The receivable bears interest at 4% per annum, is due in July 2024, and is secured by 100 Bitcoin.

At the time of origination, loans are secured and over-collateralized with digital assets the Company determines from time to time to be acceptable collateral. As of September 30, 2022, the digital assets the Company accepted as collateral included Bitcoin only. Borrowers make principal and borrow fee payments at maturity. The borrow rate is set by the Company and is impacted by loan terms and amounts. Once a loan application is approved, a loan is created when a borrower sends collateral to the Company’s collateral wallet (the “The Company Custody Wallet”) and funds are disbursed to the borrower’s bank account. During the term of the loan, the Company may repledge borrower’s collateral and move it out of the the Company Custody Wallet. Total borrower collateral repledged of $ 1,941,580 is presented at fair value on the Balance Sheet as of September 30, 2022. During the term of the loan, borrowers are required to maintain a certain level of LTV ratio, which is the value of loan amount divided by real time fair value of the collateral (“LTV”). If at any time the LTV reaches the LTV margin call level, borrowers are required to deposit additional collateral to the Company so that the LTV drops to the required level. According to its loan agreements, the Company has the ability to sell or liquidate the borrowers’ collateral assets to repay the loan principal if a margin call is not cured as required under the contractual terms. If the threshold for collateral liquidation is surpassed, the Company may liquidate partial or all of the collateral assets. The liquidation handling fee is generally 2.00% of the principal amount of the loan. Since inception, the Company has not received any liquidation fees.

The Company does not recognize its digital asset-backed loans extended as sale transactions as defined by ASC 860. Upon the maturity of a digital asset-backed loan, the Company expects to receive back the borrowed amount it originally extended as a loan and the Company will return the borrower’s collateral.

The Company values its collateralized outstanding loans at par, shown at principal values. Interest receivable on loans in the amount of $11,456 is presented on the Balance Sheet as of September 30, 2022. Loans are secured by digital assets, and represent the collateral for loans. The Company originates loans at various LTVs to over-collateralize the loan. A margin call notice is triggered when an LTV of 85% is breached and notifies the borrower to post additional collateral or make a payment to cure the margin call to an LTV of 85% within 24 hours of notice. Otherwise, the Company may at its sole and absolute discretion sell, transfer, liquidate or otherwise dispose all or a part of the collateral and apply the net proceeds to the discharge of borrower’s obligations. A summary of loans receivable by expected future cash flows is presented below:

Principal Payments As Of
Receipt of Payments	September 30, 2022
0 to 12 months	$-
12 to 24 months	1,374,691
Total	$1,374,691

The LTV ratio on the one loan receivable on September 30, 2022 was 71%.

On September 30, 2022, the fair value of the collateral received to secure the loan receivable balance was $ 1,941,580. As of September 30, 2022, all of the collateral balance was repledged, resulting in a corresponding liability of $ 1,941,580, which is included as “Digital asset collateral due to customer” on the Balance Sheet. There is a risk that financing made with borrower collateral could be worth less than the underlying borrower collateral, in which case the Company would have to purchase additional digital assets to repay borrower collateral.

Allowance for Loan Losses

An allowance for loan losses is established with respect to loans held for investment through periodic charges to the provision for loan losses. Loan losses are charged against the allowance for loan losses when management believes that the future collection of principal is unlikely. To date, the Company does not have any experience with losses on the portfolio and therefore has not recorded an allowance for loan losses in the period presented.

Management classifies loans into small, risk categories based on their original LTV and monitors the current LTV on a recurring basis. The allowance is subjective as it requires material estimates, including such factors as historical trends. Other qualitative factors considered may include items such as uncertainties in the digital asset market, changes in the composition of our lending portfolio, business conditions and emerging trends. Recovery of the carrying value of loans is dependent to a great extent on conditions that may be beyond our control. Although the Company has not experienced any losses on the portfolio to date, any combination of the previously described factors may affect our loan portfolio resulting in potential loan losses and could require an allowance for loan loss, which could impact future periods.

As of September 30, 2022, management has not liquidated any collateral and the Company has not incurred any losses on the outstanding loans of the portfolio. The Company also over collateralizes its loans with digital assets, which allows the Company to liquidate the principal owed and limits market volatility in the event of a liquidation. As of September 30, 2022, the Company had one loan receivable and this loan had a 71% LTV. As a result, the Company recorded no allowance for loan loss as of September 30, 2022.

Note 5 - Collateral Receivable

Digital Asset Collateral Receivable

In July 2022, the Company repledged its customer collateral by entering into a master loan agreement with counterparty lender (see Note 6). In accordance with ASC 860, upon repledging, the Company recognizes an asset for the collateral receivable from the counterparty (within “Collateral receivable” on the balance sheet) and a liability for the collateral due to customer. The receivable is recorded at cost and the liability is marked-to-market on a quarterly basis. From March 16, 2022 (Inception) through September 30, 2022, a fair value adjustment of $216,674 was recorded. As of September 30, 2022, the balance of the digital asset collateral receivable was $2,173,112 and the balance of the digital asset collateral due to customer (at Fair Value) was $ 1,941,580.

Note 6 – Notes Payable

On July 14, 2022, the Company entered and executed a master loan agreement with a lender. The loan has a term of 24 months and bears an interest rate of 2.5%. The loan is non-recourse and collateralized using repledged customer collateral. The balance on the loan as of September 30, 2022 is $1,388,576 ($1,376,137 net of unamortized origination fee of $12,439) with 100 Bitcoin as collateral. The balance of collateral included in collateral receivable on the Balance Sheet is $2,173,112

The following table summarizes the Company’s notes payable:

		September 30, 2022
	Currency	Notes Issued	Note Payments	Balance as of September 30, 2022
Note Payable	USD	$1,388,576	$-	$1,388,576

Future principal repayments are as follows:

Amount
Remainder of 2022	$-
2023	-
2024	1,388,576
Total	$1,388,576

Note 7 - Shareholders’ Equity

On March 28, 2022 and April 3, 2022, the Company issued a total of 1,000 shares of Company common stock to Exworth Management LLC, managing entity of the Company, at a price of $0.10 per share or $100 total.

On June 8, 2022, the Company issued 100 shares of Company common stock to World Class Global Technology PTE LTD. (“World Class”) at a price of $3,500 per share (as amended August 11, 2022 from $10,000 per share on April 23, 2022) or $350,000 total (as amended August11, 2022 from $1,000,000 total on April 23, 2022).

Note 8- Income Taxes

The components of the provision for income taxes is as follows:

From March 16, 2022 (Inception) through September 30, 2022
Current	$-
Deferred	39,265
Total provision for income taxes	$39,265

The reconciliation between the statutory and effective tax rates is comprised of the following:

From March 16, 2022 (Inception) through September 30, 2022

Computed “expected” tax expense (United States statutory rate)	21.00%
Increase (decrease) in tax expense resulting from:
State tax expense, net of Federal benefit	7.64%
Effective rate	28.64%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred income tax assets and (liabilities) is as follows:

September 30,
2022
Deferred income tax assets:

Net operating loss carryforwards	25,087
Less: Valuation allowance	-
Total deferred income tax assets	25,087

Deferred income tax liabilities
Unrealized losses on repledged collateral fair value adjustment	(64,352)
Total deferred income tax liabilities	(64,352)

Net deferred income tax liability	(39,265)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will be realized. The ultimate realization of certain deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of domestic deferred tax liabilities, projected future taxable income and taxing strategies in making this assessment. No Valuation allowance has been made by Management for the deferred tax assets identified.

Note 9 – Risk and Uncertainties

The Company’s investing activities expose it to various types of risk that are associated with the financial instruments and markets in which it invests. The significant types of financial risks to which the Company is exposed include, but are not limited to market risk, industry risk, liquidity risk, concentration risk, credit risk and digital asset risk. Certain aspects of those risks are addressed below:

Concentration Risk

One borrower represented 100% of the Company’s total loan receivable balance at September 30, 2022 and 100% of the Company’s total interest income for the period March 16, 2022 (inception) through September 30, 2022.

One lender represented 100% of the Company’s note payable balance at September 30, 2022 and 100% of the Company’s total interest expense for the period March 16,2022 (inception) through September 30, 2022.

Note 10 – Subsequent Events

Effective December 22, 2022, the Company was acquired by Strategic Acquisitions, Inc. (“STQN”), a Nevada corporation formed on January 27, 1989, in a reverse acquisition transaction. STQN issued a total of 3,960,000 shares of STQN common stock (representing 59.3% of STQN issued and outstanding common shares after the transaction) to the two shareholders of the Company in exchange for the 1,100 shares of the Company common stock (representing 100% of the Company common stock) held by the two shareholders of the Company. Prior to the transaction since August 31. 2022, Exworth Management LLC (managing entity of the Company and owner of approximately 91% of Company common Stock outstanding prior to the transaction) owned approximately 74% of the STQN common stock outstanding.